Kohl's Corporation Reports Financial Results

•	Reports fourth quarter earnings of $1.83 per diluted share, a 17% increase

•	Issues fiscal 2015 guidance of $4.40 to $4.60 per diluted share

•	Authorizes 15% increase in dividends per share

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--February 26, 2015-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year ended January 31, 2015.

	Quarter			Year
($ in millions, except per share amounts)	2014	2013	Change	2014	2013	Change
Total sales	$6,337	$6,099	3.9%	$19,023	$19,031	—%
Comparable store sales	3.7%	(2.0)%	-	(0.3)%	(1.2)%	-
Net income	$369	$334	10%	$867	$889	(2)%
Diluted earnings per share	$1.83	$1.56	17%	$4.24	$4.05	5%

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, "Our fourth quarter results showed significant improvement as many of our Greatness Agenda initiatives took hold.  Our 3.7% increase in comparable sales was driven by both transactions per store - a key area of focus - and average transaction value.  The sales strength was broad as all lines of business and all geographic regions reported higher sales. Our teams managed both expenses and inventories well, allowing us to exceed our previous earnings guidance."

Dividend
On February 25, 2015 Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.45 per share, a 15% increase over its prior dividend. The dividend is payable March 25, 2015 to shareholders of record at the close of business on March 11, 2015.

Store Update
Kohl’s ended the fiscal year with 1,162 stores in 49 states. During 2014, the Company opened seven stores in new locations, relocated two existing stores, and closed three stores.

Initial 2015 Earnings Guidance
The Company expects earnings per diluted share of $4.40 to $4.60 for fiscal 2015. This guidance is based on the following assumptions:

•	Total sales increase of 1.8% to 2.8%

•	Comparable sales increase of 1.5% to 2.5%

•	Gross margin as a percentage of sales to increase 0 to 20 basis points over 2014

•	SG&A expense to increase 1.5% to 2.5% over 2014

•	Depreciation expense to be $940 million

•	Interest expense to be $335 million

•	Effective tax rate of 37%

•	$1 billion in share repurchases at an average price of $70 per share

•	Capital expenditures of $800 million

Fourth Quarter 2014 Earnings Conference Call
Kohl's will host its quarterly earnings conference call at 8:30 am ET on February 26, 2015. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID is 346898. The conference call and replays are also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2015 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with 1,162 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices. Committed to its communities, Kohl’s has raised more than $274 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Connect with Kohl’s:
Facebook (http://www.facebook.com/Kohls)
Twitter (http://twitter.com/Kohls)
Google+ (http://plus.google.com/+Kohls)
Pinterest (http://pinterest.com/Kohls)
Instagram (http://instagram.com/Kohls)
YouTube (http://youtube.com/Kohls)

Contacts
Investor Relations:
Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:
Bevin Bailis, SVP, PR and Communications, (262) 703-1464

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	Jan 31, 2015	Feb 1, 2014	Jan 31, 2015	Feb 1, 2014

Net sales	$6,337	$6,099	$19,023	$19,031
Cost of merchandise sold	4,190	4,024	12,098	12,087

Gross margin	2,147	2,075	6,925	6,944

Operating expenses:
Selling, general, and administrative	1,272	1,242	4,350	4,313
Depreciation and amortization	221	224	886	889

Operating income	654	609	1,689	1,742

Interest expense, net	84	87	340	338

Income before income taxes	570	522	1,349	1,404
Provision for income taxes	201	188	482	515

Net income	$369	$334	$867	$889

Basic net income per share	$1.85	$1.57	$4.28	$4.08
Average number of shares	199	213	203	218

Diluted net income per share	$1.83	$1.56	$4.24	$4.05
Average number of shares	201	215	204	220

As a percent of net sales:
Gross margin	33.9%	34.0%	36.4%	36.5%
Selling, general and
administrative expenses	20.1%	20.4%	22.9%	22.7%
Operating income	10.3%	10.0%	8.9%	9.2%
Net income	5.8%	5.5%	4.6%	4.7%

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	Jan 31, 2015	Feb 1, 2014
Assets
Current assets:
Cash and cash equivalents	$1,407	$971
Merchandise inventories	3,814	3,874
Deferred income taxes	116	142
Other	361	327

Total current assets	5,698	5,314

Property and equipment, net	8,515	8,745
Other assets	218	298

Total assets	$14,431	$14,357

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,511	$1,365
Accrued liabilities	1,160	1,138
Income taxes payable	78	116
Current portion of capital lease
and financing obligations	110	139

Total current liabilities	2,859	2,758

Long-term debt	2,793	2,792
Capital lease and financing obligations	1,858	1,930
Deferred income taxes	368	339
Other long-term liabilities	562	560
Shareholders' equity	5,991	5,978

Total liabilities and shareholders' equity	$14,431	$14,357

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)

	2014	2013

Operating activities
Net income	$867	$889
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	886	889
Share-based compensation	48	55
Excess tax benefits from share-based compensation	(3)	(3)
Deferred income taxes	46	(11)
Other non-cash revenues and expenses	31	43
Changes in operating assets and liabilities:
Merchandise inventories	68	(116)
Other current and long-term assets	(33)	(19)
Accounts payable	146	58
Accrued and other long-term liabilities	33	149
Income taxes	(65)	(50)

Net cash provided by operating activities	2,024	1,884

Investing activities
Acquisition of property and equipment	(682)	(643)
Sales of investments in auction rate securities	82	1
Other	7	19

Net cash used in investing activities	(593)	(623)

Financing activities
Treasury stock purchases	(677)	(799)
Shares withheld for restricted shares	(19)	(13)
Dividends paid	(317)	(302)
Proceeds from issuance of debt, net	—	296
Proceeds from financing obligations	6	1
Capital lease and financing obligation payments	(114)	(115)
Proceeds from stock option exercises	123	102
Excess tax benefits from share-based compensation	3	3

Net cash used in financing activities	(995)	(827)

Net increase in cash and cash equivalents	436	434
Cash and cash equivalents at beginning of period	971	537

Cash and cash equivalents at end of period	$1,407	$971